Exhibit 23.1
                                                                    ------------








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-121439 and 333-36608) of our report dated March 31, 2011, relating to the consolidated financial statements of N-Viro International Corporation included in this Annual Report on Form 10-K as of and for the years ended December 31, 2010 and 2009.


/s/  UHY LLP
------------
UHY LLP
Southfield, Michigan
March 31, 2011